Exhibit 23.11

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference into this Registration Statement on Form S-8 (File Nos. 333-113048, 333-128205 and 333-135595) of our reports dated March 21, 2007 relating to the financial statements of Ivanhoe Mines Ltd. and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 40-F of Ivanhoe Mines Ltd. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP Independent Registered Chartered Accountants Vancouver, Canada June 5, 2007